UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017 (March 20, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2017, Fifth Street Finance Corp. (“FSC”) held a special meeting of its stockholders at which the FSC stockholders approved a fourth amended and restated investment advisory agreement (the “Fourth Amended and Restated Investment Advisory Agreement”) by and between Fifth Street Management LLC (“Fifth Street Management”), a subsidiary of Fifth Street Asset Management Inc. (the “Company”), and FSC. The Company and FSC subsequently signed the Fourth Amended and Restated Investment Advisory Agreement. The Fourth Amended and Restated Investment Advisory Agreement, which is effective beginning with FSC’s fiscal quarter that commenced on January 1, 2017, changes the structure of the subordinated incentive fee on income (the “Part I Fee”) as described below. The other commercial terms of Fifth Street Management’s existing investment advisory relationship with FSC, including payment by FSC of a base management fee on total gross assets (excluding cash and cash equivalents) of 1.75%, remain unchanged.

Under the Fourth Amended and Restated Investment Advisory Agreement, effective beginning with FSC’s fiscal quarter that commenced on January 1, 2017, calculation of the Part I Fee with respect to FSC’s pre-incentive fee net investment income for each quarter is as follows:

•	No Part I Fee is payable to Fifth Street Management in any fiscal quarter in which FSC’s pre-incentive fee net investment income does not exceed the preferred return rate of 1.75% (the “Preferred Return”) on net assets;

•	100% of FSC’s pre-incentive fee net investment income, if any, that exceeds the Preferred Return but is less than or equal to 2.1875% in any fiscal quarter is payable to Fifth Street Management. This portion of FSC’s Part I Fee is referred to as the “catch up” and is intended to provide Fifth Street Management with an incentive fee of 20% on all of FSC’s pre-incentive fee net investment income when FSC’s Pre-Incentive Fee Net Investment Income reaches 2.1875% on net assets in any fiscal quarter; and

•	For any quarter in which FSC’s pre-incentive fee net investment income exceeds 2.1875% on net assets, the Part I Fee is equal to 20% of the amount of FSC’s pre-incentive fee net investment income, as the Preferred Return and catch-up will have been achieved.

In the event the cumulative Part I Fee accrued for the Lookback Period (after giving effect to any reduction(s) pursuant to this paragraph for any prior fiscal quarters of the Lookback Period but not the quarter of calculation) exceeds 20.0% of the cumulative net increase in net assets resulting from operations during the Lookback Period, then the Part I Fee for the quarter shall be reduced by an amount equal to (1) 25% of the Part I Fee calculated for such quarter (prior to giving effect to any reduction pursuant to this paragraph) less (2) any base management fees waived by Fifth Street Management for such fiscal quarter. For this purpose, the “cumulative net increase in net assets resulting from operations” is an amount, if positive, equal to the sum of pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized capital appreciation and depreciation of FSC for the Lookback Period. “Lookback Period” means (1) through December 31, 2019, the period which commenced on January 1, 2017 and ends on the last day of the fiscal quarter for which the Part I Fee is being calculated, and (2) after December 31, 2019, the fiscal quarter for which the Part I Fee is being calculated and the eleven preceding fiscal quarters.

The foregoing description of the Fourth Amended and Restated Investment Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment and Restated Investment Advisory Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On March 21, 2017, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Fourth Amended and Restated Investment Advisory Agreement by and between Fifth Street Management LLC and Fifth Street Finance Corp., effective as of January 1, 2017

99.1	Press release dated March 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: March 21, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: Secretary